Exhibit 99.1

1950 Spectrum Circle, Suite 300
Marietta, GA 30067
1-888-502-BLUE
www.BlueLinxCo.com

As revised March 13, 2019*

FOR IMMEDIATE RELEASE

BLUELINX ANNOUNCES FOURTH QUARTER 2018 RESULTS
- Net Sales of $673 million for the Quarter; Up $239 million From Q4 2017 -
- Gross Profit of $81 million for the Quarter; Up $26 million From Q4 2017 -
- 2018 Year-End Integration Synergies Annualized Run-Rate exceeds $30 million -
- Remain Confident in Reaching Annualized Synergy Run-Rate of at least $50 million -

MARIETTA, Ga., March 13, 2019 - BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building and industrial products in the United States, today reported financial results for the fiscal fourth quarter and full year ended December 29, 2018.

“This was a transformative year for BlueLinx as we acquired Cedar Creek and made significant progress with our integration efforts over the course of the year. We are pleased that our integration efforts realized through December 2018 should result in annual synergies exceeding $30 million in 2019,” said Mitch Lewis, President and Chief Executive Officer. “While our fourth quarter financial results reflect a deflationary commodity environment coupled with a slow-down in single family housing starts, we remain confident in reaching annual run-rate synergies of at least $50 million as we continue integrating our Company to capture market opportunities.”

Susan O’Farrell, Senior Vice President and Chief Financial Officer, added, “We remain focused on meeting our strategic objectives and delivering solid financial results despite the significant headwinds from commodity markets that we incurred in the second half of the year. Our excess availability and cash on hand during the quarter averaged $132 million, continuing to demonstrate our strong liquidity and deleveraging potential. We are excited about the recent amendment to our term loan which provides us with the flexibility to pursue more sale leaseback opportunities and reduce leverage.”

BlueLinx completed the acquisition of Cedar Creek on April 13, 2018 (the “Closing Date”). Under generally accepted accounting principles (“GAAP”), Cedar Creek’s financial results are only included in the combined company’s reported financial results from the Closing Date forward and are not reflected in the combined company’s reported financial results for any periods prior to the Closing Date. In this release, to supplement and aid in an understanding of the combined company’s reported financial results, BlueLinx is also providing certain GAAP-based and non-GAAP pro forma financial information of the combined company that includes Cedar Creek’s financial results for the relevant periods prior to the Closing Date, as if the acquisition occurred on January 1, 2017. See “Use of Non-GAAP Measures and Supplementary Information” below and the accompanying financial schedules for more information, including descriptions of any such pro forma measures that may be non-GAAP measures and reconciliations of those non-GAAP measures to their most directly comparable GAAP measures.

Fourth Quarter 2018 Results Compared to Prior Year Period
The Company reported net sales of $672.6 million for the fourth quarter of 2018, up $239.0 million or 55.1% from the prior year period. Pro forma net sales were down $103.6 million or 13.3%.

The Company recorded gross profit of $81.1 million during the fourth quarter, up $25.6 million or 46.2% from the prior year period, with a gross margin of 12.1%. Pro forma gross profit during the fourth quarter was down $16.9 million or 17.2%. The Company recorded a net loss of $16.2 million for the fourth quarter, compared to a net income of $53.5 million in the prior year period. The prior year period included the partial release of the Company’s deferred tax valuation allowance, which resulted in a benefit of $53.5 million. Pro forma net loss for the fourth quarter was $11.4 million compared to net income of $57.1 million also inclusive of the partial release of the Company’s deferred tax valuation allowance.

*This release has been revised as described in the “Explanatory Note” to the Form 8-K/A of BlueLinx Holdings Inc. furnished to the Securities and Exchange Commission on March 13, 2019.

Adjusted EBITDA, which is a non-GAAP measure, was $6.8 million for the fourth quarter, down $3.1 million from the prior year period. Pro forma Adjusted EBITDA, also a non-GAAP measure, was down $12.9 million.

Full Year 2018 Results Compared to Prior Fiscal Year
For the full fiscal year ended December 29, 2018, the Company generated net sales of $2.9 billion, up $1.0 billion or 57.7% from the prior fiscal year. Pro forma net sales for the full fiscal year 2018 were $3.3 billion, up $26.5 million or 0.8%.

The Company recorded gross profit of $331.9 million for the 2018 fiscal year, up $100.8 million or 43.6% from the prior fiscal year, with a gross margin of 11.6%. Gross profit was negatively impacted by acquisition related inventory step-up charges of $11.8 million. Excluding the effect of these acquisition related inventory step-up charges, gross margin was 12.0%. Pro forma gross profit for the full fiscal year 2018 was $394.3 million, down $17.2 million or 4.2%. Pro forma gross margin for the full year was 12.1%.

The Company incurred one-time charges of $25.5 million during fiscal 2018 for legal, professional and integration costs related to the Cedar Creek acquisition. Additionally, the Company incurred $13.2 million in expense related to stock appreciation rights, $11.8 million of acquisition-related inventory step-up charges, and $7.1 million related to a partial withdrawal from a multi-employer pension plan. Taking these items into account, the Company recorded a net loss of $48.1 million for the full fiscal year 2018, compared to net income of $63.0 million in the prior fiscal year. The prior fiscal year included the partial release of the Company’s deferred tax valuation allowance which resulted in a benefit of $53.5 million. Pro forma net loss for the full fiscal year 2018 was $18.1 million compared to pro forma net income of $32.7 million in the prior fiscal year, also inclusive of the partial release of the Company’s deferred tax valuation allowance.

Adjusted EBITDA was $68.5 million for the full fiscal year 2018, up $24.5 million from the prior fiscal year. Pro forma Adjusted EBITDA was $80.0 million, down $21.7 million.

Capital Structure and Liquidity
Excess availability under the amended ABL and cash on hand as of December 29, 2018, was approximately $92 million, and averaged approximately $132 million for the fourth quarter.

Conference Call
BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation. Participants can access the live conference call via telephone at (877) 873-5864, using Conference ID # 1657238. Investors can also listen to the live audio of the conference call and view the accompanying slide presentation by visiting the BlueLinx website, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. After the conference call has concluded, an archived recording will be available on the BlueLinx website.

Use of Non-GAAP Measures and Supplementary Information
The Company reports its financial results in accordance with GAAP. The Company also believes that presentation of certain non-GAAP measures and GAAP-based and non-GAAP supplemental financial measures may be useful to investors and may provide a more complete understanding of the factors and trends affecting the business than using reported GAAP results alone. Any non-GAAP measures used herein are reconciled to their most directly comparable GAAP measures herein or in the financial tables accompanying this news release. The Company cautions that non-GAAP measures and supplemental financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Adjusted EBITDA and Pro forma Adjusted EBITDA

We define Adjusted EBITDA as an amount equal to net income plus interest expense and all interest expense related items, income taxes, depreciation and amortization, and further adjusted for certain non-cash items and other special items, including compensation expense from share-based compensation, one-time charges associated with the legal, consulting, and professional fees related to the Cedar Creek acquisition, and gains on sales of properties including amortization of deferred gains.

We present Adjusted EBITDA because it is a primary measure used by management to evaluate operating performance and, we believe, helps to enhance investors’ overall understanding of the financial performance and cash flows of our business. We believe Adjusted EBITDA is helpful in highlighting operating trends. We also believe that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. However, Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP. Adjusted EBITDA, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

Pro forma Adjusted EBITDA for any period is calculated in the same manner as Adjusted EBITDA, but also combines the historical results of BlueLinx for the three and twelve months ended December 29, 2018, and December 30, 2017, with the historical results of Cedar Creek for the three month period ended March 31, 2018, and the twelve day period ended April 12, 2018, and the three and twelve months ended December 30, 2017, respectively, giving effect to the Cedar Creek acquisition and related adjustments as if the acquisition occurred on January 1, 2017.

Supplemental Financial Measures

We completed the acquisition of Cedar Creek on April 13, 2018. As a result, Cedar Creek’s financial results are only included in the combined company’s reported financial results from the Closing Date forward. To supplement these reported results, we have provided GAAP-based and non-GAAP pro forma financial information of the combined company in this news release that includes Cedar Creek’s financial results for the relevant periods prior to the Closing Date. This pro forma information combines the historical results of BlueLinx for the three and twelve months ended December 29, 2018, and December 30, 2017, with the historical results of Cedar Creek for the three month period ended March 31, 2018, and the twelve day period ended April 12, 2018, and the three and twelve months ended December 30, 2017, respectively, giving effect to the Cedar Creek acquisition and related adjustments as if the acquisition occurred on January 1, 2017.

About BlueLinx Holdings Inc.
BlueLinx (NYSE: BXC) is a leading wholesale distributor of building and industrial products in the United States with over 50,000 branded and private-label SKUs, and a broad distribution footprint servicing 40 states. BlueLinx has a differentiated distribution platform, value-driven business model and extensive cache of products across the building products industry. Headquartered in Marietta, Georgia, BlueLinx has over 2,400 associates and distributes its comprehensive range of structural and specialty products to approximately 15,000 national, regional, and local dealers, as well as specialty distributors, national home centers, industrial, and manufactured housing customers. BlueLinx encourages investors to visit its website, www.BlueLinxCo.com, which is updated regularly with financial and other important information about BlueLinx.

Contacts:
Investors:
Susan O’Farrell, SVP, CFO & Treasurer
BlueLinx Holdings Inc.
(770) 953-7000

Mary Moll, Investor Relations
(866) 671-5138
investor@bluelinxco.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance, liquidity levels or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “will likely result” or words or phrases of similar meaning. The forward-looking statements in this release include statements about expected levels of run-rate synergies and our confidence in achieving those run-rate synergies; the realization of run-rate synergies in 2019 or future years; our future liquidity and deleveraging potential; and our pursuit of sale-leaseback opportunities and their ability to reduce leverage. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors outside of BlueLinx’s control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: our ability to successfully integrate the Cedar Creek business and realize anticipated synergies from the acquisition; the significant indebtedness that we have incurred in connection with the Cedar Creek acquisition; changes in commodities pricing and our ability to successfully manage inventory levels; new housing starts; disintermediation by customers or suppliers; supply from our key vendors; changes in the prices, supply and/or demand for products that we distribute; general economic and business conditions in the United States; the imposition or threat of protectionist trade policies or import or export tariffs; modified or new global or regional trade agreements; acceptance by our customers of our branded and privately branded products; financial condition and creditworthiness of our customers; our ability to monetize real estate assets to reduce leverage; reliability of the technologies we utilize; the activities of competitors; changes in significant operating expenses; fuel costs; risk of losses associated with accidents; exposure to product liability claims; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 30, 2017, our Quarterly Reports on Form 10-Q, and in our periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectations or otherwise, except as required by law.

BLUELINX HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share data)

	Three Months Ended		Years Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Net sales	$672,635	$433,608	$2,862,850	$1,815,535
Cost of sales	591,512	378,104	2,530,996	1,584,506
Gross profit	81,123	55,504	331,854	231,029
Operating expenses:
Selling, general, and administrative	80,659	49,419	319,314	198,709
Gains from sales of property	—	—	—	(6,700)
Depreciation and amortization	7,649	2,167	25,826	9,032
Total operating expenses	88,308	51,586	345,140	201,041
Operating (loss) income	(7,185)	3,918	(13,286)	29,988
Non-operating expenses:
Interest expense	13,354	4,945	47,301	21,225
Other (income) expense, net	(98)	(272)	(380)	(822)
(Loss) income before (benefit from) provision for income taxes	(20,441)	(755)	(60,207)	9,585
(Benefit from) provision for income taxes	(4,269)	(54,241)	(12,154)	(53,409)
Net (loss) income	$(16,172)	$53,486	$(48,053)	$62,994

Basic (loss) earnings per share	$(1.74)	$5.89	$(5.21)	$6.96
Diluted (loss) earnings per share	$(1.74)	$5.76	$(5.21)	$6.81

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 29, 2018	December 30, 2017
ASSETS
Current assets:
Cash	$8,939	$4,696
Receivables, less allowances of $3,656 and $2,762, respectively	208,434	134,072
Inventories	341,851	187,512
Other current assets	40,629	17,124
Total current assets	599,853	343,404
Property and equipment:
Land and improvements	21,454	30,802
Buildings	174,138	84,781
Machinery and equipment	111,680	70,596
Construction in progress	1,126	570
Property and equipment, at cost	308,398	186,749
Accumulated depreciation	(103,285)	(102,977)
Property and equipment, net	205,113	83,772
Goodwill	47,772	—
Intangible assets, net	35,222	—
Deferred tax asset	52,645	53,853
Other non-current assets	19,284	13,066
Total assets	$959,889	$494,095
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$131,771	$70,623
Bank overdrafts	17,417	21,593
Accrued compensation	7,974	9,229
Current maturities of long-term debt, net of discount of $64 and $0, respectively	1,736	—
Capital leases - short-term	7,555	3,552
Real estate deferred gains - short-term	5,330	1,836
Other current liabilities	24,985	10,772
Total current liabilities	196,768	117,605
Non-current liabilities:
Long-term debt, net of discount of $12,665 and $3,792, respectively	497,939	276,677
Capital leases - long-term	143,486	14,007
Real estate deferred gains - long-term	86,011	10,485
Pension benefit obligation	26,668	30,360
Other non-current liabilities	23,680	9,959
Total liabilities	974,552	459,093

Commitments and Contingencies

STOCKHOLDERS’ (DEFICIT) EQUITY
Common Stock, $0.01 par value, Authorized - 20,000,000 shares, Issued and Outstanding - 9,293,794 and 9,100,923, respectively	92	91
Additional paid-in capital	258,596	259,588
Accumulated other comprehensive loss	(37,129)	(36,507)
Accumulated deficit	(236,222)	(188,170)
Total stockholders’ (deficit) equity	(14,663)	35,002
Total liabilities and stockholders’ (deficit) equity	$959,889	$494,095

BLUELINX HOLDINGS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Year Ended December 29, 2018	Fiscal Year Ended December 30, 2017
	(In thousands)
Cash flows from operating activities:
Net (loss) income	$(48,053)	$62,994
Adjustments to reconcile net income (loss) to cash provided by (used in) operations:
(Benefit from) provision for income taxes	(12,154)	(53,409)
Depreciation and amortization	25,826	9,032
Amortization of debt issuance costs	2,884	1,990
Gains from sales of property	—	(6,700)
Pension expense (credit)	7,660	4,814
Share-based compensation	8,474	2,480
Capital lease interest expense	12,893	1,417
Amortization of deferred gain	(5,069)	(1,389)
Other	835	(378)
Changes in operating assets and liabilities:
Accounts receivable	60,007	(8,214)
Inventories	4,887	3,775
Accounts payable	24,982	(12,112)
Prepaid assets	3,515	(1,058)
Quarterly pension contributions	(3,986)	(2,996)
Other assets and liabilities	(41,145)	(2,749)
Net cash provided by (used in) operating activities	41,556	(2,503)
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(348,060)	—
Property and equipment investments	(2,724)	(797)
Proceeds from disposition of assets	108,051	27,635
Net cash (used in) provided by investing activities	(242,733)	26,838
Cash flows from financing activities:
Repurchase of shares to satisfy employee tax withholdings	(3,020)	(226)
Repayments on revolving credit facilities	(729,423)	(435,708)
Borrowings from revolving credit facilities	880,042	441,779
Repayments on term loan	(900)	—
Borrowings on term loan	180,000	—
Principal payments on mortgage	(97,847)	(28,976)
Payments on capital lease obligations	(7,497)	(3,429)
Decrease in bank overdrafts	(4,177)	(103)
Increase in cash in escrow related to the mortgage	—	1,490
Debt financing costs	(11,758)	—
Other	—	(6)
Net cash provided by (used in) financing activities	205,420	(25,179)
Increase (decrease) in cash	4,243	(844)
Cash, beginning of period	4,696	5,540
Cash, end of period	$8,939	$4,696

Supplemental Cash Flow Information
Net income tax payments during the period	$2,643	$1,577
Interest paid during the period	$37,326	$19,825
Noncash transactions:
Property and equipment under capital leases	$95,820	$11,828

BLUELINX HOLDINGS INC.
SUPPLEMENTARY INFORMATION
(In thousands)
(Unaudited)

Pro Forma Sales, Gross Profit and Net Income (Loss)

The following unaudited consolidated pro forma information presents consolidated information as if the Cedar Creek acquisition had occurred on January 1, 2017:

	Pro forma (1)
	Quarter Ended		Year Ended
(In thousands)	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Net sales	$672,635	$776,210	$3,262,433	$3,235,923
Gross Profit	81,123	97,975	394,303	411,472
Net income (loss)	(11,402)	57,072	(18,129)	32,690
________________________
(1) The pro forma amounts above have been calculated in accordance with GAAP after applying the Company's accounting policies and adjusting: (i) the three- and twelve-months ended December 29, 2018, to reflect a $0 and $11.8 million, respectively, charge related to an inventory step-up adjustment, and the three and twelve months ended December 30, 2017, for $0 and $11.8 million, respectively; (ii) the three- and twelve-months ended December 29, 2018, for $6.4 million and $44.3 million, respectively, for transaction related costs, and the three- and twelve-months ended December 30, 2017, for $0 and $44.3 million, respectively. Due to the net loss for the three- and twelve-month periods ended December 29, 2018, 60,767 and 61,894, respectively, incremental shares from share-based compensation arrangements were excluded from the computation of diluted weighted average shares outstanding, in both periods, because their effect would be anti-dilutive. The pro forma amounts do not include any potential synergies, cost savings or other expected benefits of the acquisition, are presented for illustrative purposes only, and are not necessarily indicative of results that would have been achieved had the acquisition occurred as of January 1, 2017, or of future operating performance.

BLUELINX HOLDINGS INC.
RECONCILIATION OF NON-GAAP MEASUREMENTS
(In thousands)
(Unaudited)

The following schedule reconciles net income to Adjusted EBITDA:

	Quarter Ended		Year Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Net (loss) income	$(16,172)	$53,486	$(48,053)	$62,994
Adjustments:
Depreciation and amortization	7,649	2,167	25,826	9,032
Interest expense	13,354	4,945	47,301	21,225
Provision for (benefit from) income taxes	(4,269)	(54,241)	(12,154)	(53,409)
Gain from sales of property	—	—	—	(6,700)
Amortization of deferred gain	(1,300)	—	(5,069)	—
Share-based compensation expense	599	661	15,269	2,465
Multi-employer pension withdrawal	623	—	7,133	—
Inventory step-up adjustment	—	—	11,786	—
Merger and acquisition costs(1)	6,402	—	25,460	—
Restructuring, severance, and legal	(103)	2,817	967	8,312
Adjusted EBITDA	$6,783	$9,835	$68,466	$43,919
____________________
(1) Reflects primarily legal, professional and other integration costs related to the Cedar Creek acquisition

The following table reconciles our pro forma net income to pro forma Adjusted EBITDA:

	Quarter Ended		Year Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Pro forma net income (loss)	$(11,402)	$57,072	$(18,129)	$32,690
Adjustments:
Depreciation and amortization	7,649	6,875	31,154	27,865
Interest expense	13,354	9,859	53,238	42,311
Provision for (benefit from) income taxes	(2,637)	(58,024)	(4,545)	(62,344)
Gain from sales of property				(6,700)
Amortization of deferred gain	(1,300)	(435)	(5,070)	(1,389)
Share-based compensation expense	599	661	15,269	2,465
Multi-employer pension withdrawal	623	—	7,133	5,500
Inventory step-up adjustment	—	—	—	11,786
Merger and acquisition costs (1)	—	—	—	44,271
Restructuring, severance, and legal	(103)	3,634	967	5,271
Pro forma adjusted EBITDA	$6,783	$19,642	$80,017	$101,726
____________________
(1) Reflects primarily legal, professional and other integration costs related to the Cedar Creek acquisition